SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported) July 12, 2002

                            MICROPAC INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                               75-1225149
(State or Other Jurisdiction                                 (I.R.S. Employer
     of Incorporation)                                    Identification Number)

                                  905 E. Walnut
                              Garland, Texas, 75040
                    (Address of principal executive office)

        Registrant's telephone number, including area code: 972-271-3571

     Item 4. Changes in Registrant's Certifying Accountant.

     On July 12, 2002, the Board of Directors of Micropac Industries, Inc. ("the Company") decided to end the engagement of Arthur Andersen LLP ("Arthur Andersen") as the Company's independent public accountants, and engaged KPMG LLP ("KPMG") as the Company's independent public accountants for the fiscal year ending November 30,2002, effective immediately.

     Arthur Andersen's reports on the Company's Financial Statements for each of the fiscal years ended November 30, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During fiscal year ended November, 2001 and 2000, and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with its report on the Company's Financial Statements for such years. There were no reportable events as defined in Item 304 (a)(1)(v)of Regulation S-K.

     The Company provided Arthur Andersen with a copy of the foregoing disclosures. Arthur Andersen has informed the company that due to its current difficulties it will be unable to respond to the Company's filing stating its agreement with such statements.

     During the fiscal years ended November 30, 2001 and 2000, and through the date hereof, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company Financial Statements, or any other matters or reportable events as set forth in Items 304
(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, ProForma Financial Statements and Exhibits

     (c)  Exhibits




                                                       Micropac Industries, Inc.


                                                        /s/ Patrick S. Cefalu
                                                       -------------------------
                                                       Patrick S. Cefalu
                                                       Chief Financial Officer